UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 26, 2012

CONVERGYS CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-4379	31-1598292
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 East Fourth Street Cincinnati, Ohio		45202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (513) 723-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2012 Annual Meeting of Shareholders of Convergys Corporation (the “Company”) was held on April 26, 2012. The final voting results for each of the proposals submitted for a vote of the shareholders are set forth below.

Proposal 1

The shareholders elected each of the nominees as directors to serve until the next annual meeting of shareholders and until their successor is elected. The voting results were as follows:

Nominee	For	Withhold
John F. Barrett	95,181,694	1,694,908
Jeffrey H. Fox	95,316,651	1,559,951
Joseph E. Gibbs	82,032,385	14,844,217
Joan E. Herman	87,959,167	8,917,435
Ronald L. Nelson	89,347,953	7,528,649

Beginning with the 2013 annual meeting of shareholders, all directors will be elected annually.

Proposal 2

The shareholders approved the proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2012. The voting results were as follows:

For	Against	Abstain
104,929,014	1,295,751	114,527

Proposal 3

The shareholders approved the Convergys Corporation Annual Executive Incentive Plan, as amended and restated effective February 2, 2012. The voting results were as follows:

For	Against	Abstain
91,897,130	4,596,216	383,256

Proposal 4

The shareholders approved, on an advisory basis, the compensation of our named executive officers. The voting results were as follows:

For	Against	Abstain
77,082,873	19,345,081	448,648

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVERGYS CORPORATION

By:	/s/ Julia A. Houston
Julia A. Houston
Senior Vice President, General Counsel and Corporate Secretary

Date: April 30, 2012